Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-

280509, No. 333-283285 and No. 333-260511) and Form S-8 (No. 333-275601, No. 333-172448, No. 333-222117, No. 333-235865, and No. 333-268379) of Contango Ore, Inc. (the Company), of our report dated March 17, 2025, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/Moss Adams

Houston, Texas

March 17, 2025